UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009 enherent Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23315	13-3914972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Wood Avenue South

Suite 400

Iselin, NJ 08830

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 603-3859

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2009, enherent Corp. (the “Company”) and Ableco Finance LLC (“Ableco”), as lender and agent, entered into a Sixth Amendment to Amended and Restated Financing Agreement (the “Amendment”) that further amends the Amended and Restated Financing Agreement dated as of April 1, 2005 by and between the Company and Ableco (the “Financing Agreement”). The Amendment modifies financial covenants set forth in Section 6.03 of the Financing Agreement relating to the Fixed Charge Coverage Ratio and Consolidated EBITDA. In addition, the Amendment modifies the interest rates applicable to the Revolving Loan and Term Loan B set forth in Section 2.03 of the Financing Agreement as follows: (i) the interest rate on Term Loan B is increased from a rate of 3% per annum to a rate equal to 0.25% over the Reference Rate per annum; and (ii) the interest rate on the Revolving Loan is increased from a rate equal to 3% over the Reference Rate per annum to a rate equal to 4% over the Reference Rate per annum. For purposes of the Financing Agreement, the Reference Rate is equal to the greater of (a) the prime rate, or (b) 7.75% per annum. Finally, the Amendment will give the Company the option, subject to certain conditions specified in the Amendment, to elect to have the interest rate on all or a portion of Term Loan B be based on LIBOR rather than the Reference Rate (the “LIBOR Option”). At any time that the Company elects the LIBOR Option with respect to all or a portion of Term Loan B, the interest rate on the portion of Term Loan B covered by the Company’s election of the LIBOR Option for each interest period will be equal to the LIBOR Rate per annum for that interest period plus 4%. The LIBOR Rate will be based on the London Interbank Offered Rate, adjusted as provided in Section 1.2(a) of the Amendment, but will not be less than 4%.

The foregoing description of the Amendment is a summary and is qualified by reference to the actual Amendment, which will be filed as an exhibit, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description
10.1	Sixth Amendment to Amended and Restated Financing Agreement, dated as of April 8, 2009, by and among the Company, certain subsidiaries listed therein, Ableco Finance LLC and certain lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: April 9, 2009	By:	/s/ Pamela Fredette
Pamela Fredette
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Sixth Amendment to Amended and Restated Financing Agreement, dated as of April 8, 2009, by and among the Company, certain subsidiaries listed therein, Ableco Finance LLC and certain lenders party thereto.